FOR RELEASE DECEMBER 30, 2008 at 4:30 p.m.

Palatin Technologies Receives Notification Letter from NYSE Alternext US
Company Expects Its Common Stock to Remain Listed While it
Engages in Compliance Process

Cranbury, NJ – December 30, 2008 – Palatin Technologies, Inc. (NYSE Alternext US: PTN) today reported it received notice from NYSE Alternext US LLC (the “Exchange”, formerly known as the American Stock Exchange), advising Palatin that it is not in compliance with certain conditions of the Exchange’s continued listing standards under Section 1003 of the Exchange’s Company Guide.

In a letter to Palatin, the Exchange stated that Palatin was not in compliance with Section 1003(a)(ii) of the Company Guide because Palatin’s stockholders’ equity is less than the required $4,000,000 and it has losses from continuing operations and net losses in three of its four most recent fiscal years and not in compliance with Section 1003(a)(iii) of the Company Guide because Palatin’s stockholders’ equity is less than the required $6,000,000 and it has losses from continuing operations and net losses in its five most recent fiscal years. The letter from the Exchange also stated that because the Company’s stock has been trading below $0.25 per share over the last seven months, the Exchange deems it appropriate for Palatin to effect a reverse stock split in accordance with Section 1003(f)(v) of the Exchange’s Company Guide.

Palatin intends to submit a plan of compliance by January 23, 2009, advising the Exchange how it intends to regain compliance with Sections 1003(a)(ii), 1003(a)(iii) and 1003(f)(v) by July 23, 2010.  If the Exchange accepts the plan, Palatin may be able to continue its listing during the plan period through July 23, 2010, subject to periodic review by the Exchange to determine if it is making progress consistent with the plan. If Palatin does not submit a plan, or if the Exchange does not accept the plan, or if Palatin does not  regain compliance with Sections 1003(a)(ii) and (iii) by July 23, 2010, or if Palatin does not make progress consistent with the plan during the plan period, the Exchange may initiate delisting procedures.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

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Forward-looking Statements

Statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to Palatin’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in the Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:	Palatin Technologies Media Inquiries:
Stephen T. Wills, CPA, MST	Susan Kim, Burns McClellan
EVP-Operations / Chief Financial Officer	Tel: (212) 213-0006
Tel: (609) 495-2200/info@palatin.com	skim@burnsmc.com

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